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                                                             EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72229 of Kilroy Realty Corporation on Form S-3, Amendment No. 1 to Registration Statement No. 333-45097 of Kilroy Realty Corporation on Form S-3 and Registration Statement No. 333-43227 of Kilroy Realty Corporation on Form S-8 of our report dated March 10, 2000, appearing in this Annual Report on Form 10-K of Kilroy Realty Corporation for the year ended December 31, 1999.

/s/ Deloitte and Touche LLP

Los Angeles, California
March 20, 2000